EXHIBIT 16






March 15, 2007




U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC  20549


Re: CDEX, Inc.
File No. 000-49845


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of CDEX, Inc. dated March 15, 2007 and agree with the statements concerning our firm contained herein.

Very truly yours,



/s/ Aronson & Company

Aronson & Company
Rockville, Maryland